Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-12737) pertaining to the II-VI Incorporated Deferred Compensation Plan,
2.Registration Statement (Form S-8 No. 333-184805) pertaining to the II-VI Incorporated 2012 Omnibus Incentive Plan,
3.Registration Statement (Form S-8 No. 333-199855) pertaining to the Amended and Restated II-VI Incorporated 2012 Omnibus Incentive Plan,
4.Registration Statement (Form S-8 No. 333-228367) pertaining to the II-VI Incorporated 2018 Employee Stock Purchase Plan,
5.Registration Statement (Form S-8 No. 333-228368) pertaining to the II-VI Incorporated 2018 Omnibus Incentive Plan,
6.Registration Statement (Form S-8 No. 333-233949) pertaining to the Amended and Restated Finisar Corporation 2005 Stock Incentive Plan and Finisar Corporation 401(k) Profit Sharing Plan,
7.Registration Statement (Form S-8 No. 333-249995) pertaining to the II-VI Incorporated Amended and Restated 2018 Omnibus Incentive Plan,
8.Registration Statement (Form S-8 No. 333-266007) pertaining to the Coherent, Inc. 2011 Equity Incentive Plan and Coherent, Inc. Equity Incentive Plan
9.Registration Statement (Form S-3 No. 333-239549) pertaining to II-VI Incorporated’s common stock and preferred stock,
10.Registration Statement (Form S-3 No. 333-258526) pertaining to II-VI Incorporated’s common stock and preferred stock, and
11.Registration Statement (Form S-3 No. 333-266529) pertaining to II-VI Incorporated’s common stock and preferred stock;

of our reports dated August 29, 2022, with respect to the consolidated financial statements and the financial statement schedule of II-VI Incorporated and Subsidiaries and the effectiveness of internal control over financial reporting of II-VI Incorporated and Subsidiaries included in this Annual Report (Form 10-K) of II-VI Incorporated for the year ended June 30, 2022.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
August 29, 2022